SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  July 9, 2001


                            FOAMEX INTERNATIONAL INC.
                                   FOAMEX L.P.
                           FOAMEX CAPITAL CORPORATION
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


       Delaware                      0-22624                    05-0473908
       Delaware                      1-11432                    05-0475617
       Delaware                      1-11436                    22-3182164
----------------------------       ------------             -------------------
(State or other jurisdiction       (Commission              (IRS Employer
of incorporation)                  File Number)             Identification No.)


1000 Columbia Avenue, Linwood, PA                                  19061
----------------------------------------                    -------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code (610) 859-3000




                                       N/A
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

On July 9, 2001, Foamex International Inc. (the "Company") issued a press release announcing that it had signed an agreement to acquire certain assets of General Foam Corporation (GFC), a manufacturer of polyurethane foam products for the automotive, industrial and home furnishings markets. GFC had revenues of nearly $100 million last year. The transaction, which is subject to approval by the Company's lenders and certain other conditions, is expected to close by the end of July 2001.

The press release concerning this announcement is filed as an Exhibit hereto and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits.



           Exhibit              Description

              99 Press release of Foamex International Inc., dated July 9, 2001

                                   Signatures



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 9, 2001

                                  FOAMEX INTERNATIONAL INC.


                                  /s/ Michael D. Carlini
                                  ----------------------------
                                  Name:  Michael D. Carlini
                                  Title: Senior Vice President - Finance
                                         and Acting Chief Financial Officer


                                  FOAMEX L.P.

                                  BY FMXI, INC.
                                    its Managing General Partner


                                  /s/ George L. Karpinski
                                  -----------------------------
                                  Name:   George L. Karpinski
                                  Title:  Vice President


                                  FOAMEX CAPITAL CORPORATION


                                  /s/ George L. Karpinski
                                  -----------------------------
                                  Name:   George L. Karpinski
                                  Title:  Vice President